UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Torchlight Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 17, 2017

We hereby give notice that the Annual Meeting of Stockholders of Torchlight Energy Resources, Inc. will be held on August 17, 2017, at 10:00 a.m. local time, at the Marriott at Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024, for the following purposes:

(1)	To elect six directors;

(2)	To ratify the selection of Briggs & Veselka Co as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)	To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock;

(4)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is June 22, 2017, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

July __, 2017	John A. Brda
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 17, 2017.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Torchlight Energy Resources, Inc. This Proxy Statement and accompanying form of proxy card will be sent on or about July __, 2017 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the postage-paid return envelope. If your shares are held in “street name” through a brokerage or other institution, telephone and internet instructions are also provided on the proxy card you receive. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, a broker is not entitled to vote the shares unless the beneficial owner has given instructions with respect to the election of directors (Proposal 1). With respect to the ratification of the selection of Briggs & Veselka Co. as our independent registered public accounting firm (Proposal 2) and the amendment to our Articles of Incorporation to increase our authorize common stock (Proposal 3), a broker will have discretionary authority to vote the shares if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of Torchlight Energy Resources, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of all of the director nominees as proposed (Proposal 1); for the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2016 (Proposal 2); and for approval of the amendment to our Articles of Incorporation to increase our authorize common stock (Proposal 3). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum and Voting Rights. The presence in person or by proxy of a majority of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have one class of stock issued and outstanding, common stock. Each share of common stock entitles its holder to one vote.

Required Vote. A plurality of the shares present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (Proposal 1). The affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy is required for: the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2016 (Proposal 2). The affirmative vote of a majority of the shares entitled to vote (i.e., a majority of the “voting power”) is required to approve the amendment to our Articles of Incorporation to increase our authorized common stock (Proposal 3). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on June 22, 2017 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of June 22, 2017, there were 59,925,559 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the number of members of our Board of Directors is to be determined from time to time by resolution adopted by a majority of the Board of Directors or by the stockholders, but in no event will be less than one or more than 15. Each director is elected to hold office until the next annual or special meeting of stockholders and until such director’s successor has been elected and qualified, or until his or her earlier resignation or removal. As of the date hereof, the Board of Directors consists of five members. The Board of Directors has approved and recommended to stockholders the election of six nominees to serve on the Board, and if all those six nominees are elected, the size of the Board of Directors will be increased from five to six members. The recommended nominees are John Brda, Gregory McCabe, E. Scott Kimbrough, R. David Newton, Alexandre Zyngier and Michael J. Graves. All the nominees except for Michael J. Graves presently serve as members of our Board of Directors, and are accordingly standing for re-election. Michael J. Graves is a nominee for election to the Board of Directors and does not presently hold any positions with our company. There are no family relationships among any of our directors, nominees or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

John A. Brda – age 52 – Mr. Brda has been our Chief Executive Officer since December 2014 and our President and Secretary and a member of the Board of Director since January 2012. He has been the Managing Member of Brda & Company, LLC since 2002, which provided consulting services to public companies—with a focus in the oil and gas sector—on investor relations, equity and debt financings, strategic business development and securities regulation matters, prior to him becoming President of the company.

We believe Mr. Brda is an excellent fit to our Board of Directors and management team based on his extensive experience in transaction negotiation and business development, particularly in the oil and gas sector as well as other non-related industries. He has consulted with many public companies in the last ten years, and we believe that his extensive network of industry professionals and finance firms will contribute to our success.

Gregory McCabe – age 56 – Mr. McCabe has been a member of our Board of Directors since July 2016 and was appointed Chairman of the Board in October 2016. He is an experienced geologist who brings over 32 years of oil and gas experience to our company. He is a principal of numerous oil and gas focused entities including McCabe Petroleum Corporation, Manix Royalty, Masterson Royalty Fund and GMc Exploration. He has been the President of McCabe Petroleum Corporation from 1986 to the present. Mr. McCabe has been involved in numerous oil and gas ventures throughout his career and has a vast experience in technical evaluation, operations and acquisitions and divestitures. Mr. McCabe is also our largest stockholder and provided entry for us into our two largest assets, the Hazel Project in the Midland Basin and the Orogrande Project in Hudspeth County, Texas.

We believe that Mr. McCabe’s background in geology and his many years in the oil and gas industry compliments the Board of Directors.

E. Scott Kimbrough – age 66 – Mr. Kimbrough has served on our Board of Directors since October 2016. He is the owner of multiple independent oil and gas related companies, which he has managed for more than 20 years, including serving as the President of Maverick Oil & Gas Corporation for the last 22 years. His diverse oil and gas background spans 39 years and includes roles ranging from field operations to senior corporate management. Mr. Kimbrough began his career with Arco Oil & Gas Company, followed by work with independents including Quintana Petroleum Corporation, Lasmo Energy, and Nearburg Producing Company. His focus has been in domestic U.S. fields including the Permian Basin in West Texas and Southeast New Mexico, on and offshore Gulf Coast, Midcontinent, Rocky Mountain area and onshore California. Mr. Kimbrough received a Bachelor of Science in Personnel Management (Business) from Louisiana Tech University and a Bachelor of Science in Mechanical Engineering from Texas A&M University. He is a Registered Petroleum Engineer in the State of Texas.

 We believe Mr. Kimbrough’s wide-ranging experience in operating E&P (exploration and production) companies make him an excellent fit to the Board of Directors.

R. David Newton – age 63 – Mr. Newton has been a member of our Board of Directors since October 2016. He has more than 25 years of experience in management consulting from various positions he has held with U.S. based investment firms. Additionally, he has been active in farming, ranching and oil and gas exploration for over 30 years. Since 1994 he has owned and managed R. David Newton and Associates, a management consulting and investment firm, through which he has focused on funding venture capital, channel distribution, startups, second and third stage financings, and corporate turnarounds. He holds a Bachelor of Science degree from the University of Texas at Austin.

 Mr. Newton brings a depth of relationships developed through decades of participation in corporate finance and operational skills obtained while focused on helping growth stage entities involved in oil and natural gas, aerospace, timber and various other industries, and accordingly can make a substantial contribution to the Board.

Alexandre Zyngier – age 47 – Mr. Zyngier has served on our Board of Directors since June 2016. He has been the Managing Director of Batuta Advisors since founding it in August 2013. The firm pursues high return investment and advisory opportunities in the distressed and turnaround sectors. Mr. Zyngier has over 20 years of investment, strategy, and operating experience. He is currently a director of Atari SA, AudioEye Inc. and GT Advanced Technologies, Inc. Before starting Batuta Advisors, Mr. Zyngier was a portfolio manager at Alden Global Capital from February 2009 until August 2013, investing in public and private opportunities. He has also worked as a portfolio manager at Goldman Sachs & Co. and Deutsche Bank Co. Additionally, he was a strategy consultant at McKinsey & Company and a technical brand manager at Procter & Gamble. Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and a BS in Chemical Engineering from UNICAMP in Brazil.

We believe that Mr. Zyngier’s investment experience and his experience in overseeing a broad range of companies will greatly benefit the Board of Directors.

Michael J. Graves – age 49 – Mr. Graves is a nominee for election to the Board of Directors. He is a Certified Public Accountant, and since 2005 he has been a managing shareholder of Fitch & Graves in Sioux City, Iowa, which provides accounting and tax, financial planning, consulting and investment services. Since 2008, he has also been a registered representative with Western Equity Group where he has worked in investment sales. He is also presently a shareholder in several businesses involved in residential construction and property rentals. Previously, he worked at Bill Markve & Associates, Gateway 2000 and Deloitte & Touche. He graduated Summa Cum Laude from the University of South Dakota with a B.S. in Accounting.

With Mr. Graves’ extensive background in accounting and investment businesses, we believe his understanding of financial statements, business valuations, and general business performance will be a valuable asset to the Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

Our named executive officers are as follows:

Name	Age	Position(s) and Office(s)
John A. Brda	52	President, Chief Executive Officer, Secretary and Director

Roger N. Wurtele	70	Chief Financial Officer

See “Information Regarding Nominees” above for biographical information of Mr. Brda.

Roger N. Wurtele – Mr. Wurtele has served as our Chief Financial Officer since September 2013. He is a versatile, experienced finance executive that has served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management. Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013. From May 2013 to September 2013 he worked as a financial consultant for us. From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects. He graduated from the University of Nebraska and has been a Certified Public Accountant for 40 years.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the Board, meetings of any Board committees on which such director serves, and annual meetings of stockholders. The Board held 15 meetings during the year ended December 31, 2016. The Board of Directors also executed 18 written consents to action in lieu of a meeting during the year ended December 31, 2016, which consents were each approved unanimously. We currently have an Audit Committee, a Compensation Committee and a Nominating Committee, which committees were established on November 14, 2013. During 2016, the Audit Committee held five meetings, the Compensation Committee held two meetings and Nominating Committee held three meetings. Also during 2016, the independent members of the Board of Directors held two “executive session” meetings. Of our current directors, during 2016, all attended no fewer than 75 percent of (i) the total number of meetings of the Board of Directors (including consents to action in lieu of a meeting) held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. All five of the then members of the Board of Directors that were nominees attended the 2016 Annual Meeting of Stockholders.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o President, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

Currently three of our five directors are independent, including E. Scott Kimbrough, R. David Newton and Alexandre Zyngier. Additionally, Michael J. Graves, a nominee for election to the Board, is independent. The definition of “independent” used is based on the independence standards of The NASDAQ Stock Market LLC. The Board performed a review to determine the independence of Messrs. Kimbrough, Newton, Zyngier and Graves and made a subjective determination as to each of these individuals that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Torchlight Energy Resources, Inc. In making these determinations, the Board reviewed information provided by these individuals with regard to each individual’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently composed of five directors, with Gregory McCabe holding the title of “Chairman.” Mr. McCabe is not an officer of the company, but presently he is not deemed to be an independent director. In addition to serving on the Board, John Brda also currently serves as Chief Executive Officer. Accordingly, there is often little separation in Mr. Brda’s role as principal executive officer and his role as a director. To mitigate any apparent conflicts our leadership structure may create, we maintain a Board of Directors consisting of a majority of independent directors. We believe this allows the Board to better oversee and manage risk. None of our independent directors holds the title of “lead” independent director. Accordingly, all of our independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board level throughout the year. The Board of Directors as a whole considers risks affecting us. The Board considers, among other things, the relevant risks to the company when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

Audit Committee

We maintain a separately-designated standing audit committee. The Audit Committee currently consists of three independent directors, including E. Scott Kimbrough, R. David Newton and Alexandre Zyngier. Mr. Zyngier is the Chairman of the Audit Committee, and the Board of Directors has determined that he is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2016 with our management.

In November 2013, our Board adopted a charter for the Audit Committee. A copy of the Charter of the Audit Committee can be found on our website at www torchlightenergy.com. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. All members of the Audit Committee must be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of Torchlight Energy Resources, Inc. for the fiscal year ended December 31, 2016. The Audit Committee has discussed with Briggs & Veselka Co., our independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Briggs & Veselka Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding Briggs & Veselka Co.’s communications with the Audit Committee concerning independence, and has discussed with Briggs & Veselka Co. the independence of Briggs & Veselka Co.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016. This report is furnished by the Audit Committee of our Board of Directors, whose members were (at the time this report was furnished):

E. Scott Kimbrough;
R. David Newton; and
Alexandre Zyngier.

All information within this “Audit Committee” section of the Proxy Statement, including but not limited to the Report of the Audit Committee, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

We have a Compensation Committee whose members are E. Scott Kimbrough, R. David Newton and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Compensation Committee. A copy of the Charter of the Compensation Committee can be found on our website at www torchlightenergy.com. The primary purposes of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to the evaluation and compensation of our Chief Executive Officer, President and other senior executives. Our executive compensation program are designed to: (1) attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and directors’ incentives with the creation of stockholder value. To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels it believes will allow us to attract and retain qualified executives and directors. The Compensation Committee will take under consideration recommendations from executive officers and directors regarding its executive compensation program. The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2016.

Nominating Committee

We have a Nominating Committee whose members are E. Scott Kimbrough, R. David Newton and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Nominating Committee. A copy of the Charter of the Nominating Committee can be found on our website at www torchlightenergy.com. The Nominating Committee’s primary duties are identify individuals qualified to become Board members and to recommend to the Board director nominees for election at the Annual Meeting of Stockholders or for election by the Board to fill open seats between annual meetings. See “Procedures for Director Nominations” below for the criteria it uses to evaluate nominee candidates. Its Charter provides for the Nominating Committee to review qualifications of individuals suggested as potential candidates for director of the company, including candidates suggested by stockholders, and consider for nomination any of such individuals who are deemed qualified. For information regarding the procedures for stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board and Nominating Committee. In considering possible candidates for election as director, the Board and Nominating Committee are guided by the following standards:

(1)	Each director should be an individual of the highest character and integrity;

(2)	Each director should have substantial experience that is of particular relevance to us;

(3)	Each director should have sufficient time available to devote to the affairs of the company; and

(4)	Each director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of directors:

(1)	Technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business, especially relating to the oil and gas industry;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)
The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the company.

The Nominating Committee and Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Nominating Committee and Board of Directors using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Nominating Committee and Board will determine whether such candidates meet our qualifications for director nominees and select nominees accordingly.

As noted above, the Nominating Committee and Board of Directors will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. No candidates for director nominations were submitted to us by any stockholder in connection with the 2017 Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years 2016 and 2015 concerning cash and non-cash compensation paid or accrued to or on behalf of certain executive officers.

Summary Executive Compensation Table

	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
		($)	($)	Awards	Awards	Incentive	Pension	Compensation	($)
				($)	($)	Plan	Value	($)
					(A)	Compensation	and
Name and						($)	Nonqualified
Principal							Deferred
Position							Compensation
							($)
John A. Brda	2016	$375,000	-	-	$712,500	(1)	-	-	-		$1,087,500
President and CEO	2015	$337,500	-	-	$1,530,000	(1)	-	-	-		$1,867,500

Willard G. McAndrew III	2016	$310,526	-	-	$356,250	(1)(2)	-	-	$400,512	(3)	$1,067,288
Former COO (2)	2015	$337,500	-	-	$1,530,000	(1)	-	-	-		$1,867,500

Roger Wurtele	2016	$225,000	-	-	$356,250	(1)	-	-	-		$581,250
CFO	2015	$202,500	-	-	$765,000	(1)	-	-	-		$967,500

(A)	Stock Value as applicable is determined using the Black Scholes Method.

(1)
On June 11, 2015, we granted new stock option awards to our executive officers, as follows: (i) 3,000,000 stock options to John Brda, President and Chief Executive Officer; (ii) 3,000,000 stock options to Willard G. McAndrew, then Chief Operating Officer; and (iii) 1,500,000 stock options to Roger Wurtele, Chief Financial Officer. The options were granted under our 2015 Stock Option Plan which plan was approved by stockholders on September 9, 2015. The options are subject to a two-year vesting schedule with one-half vesting September 9, 2015, one-fourth vesting after one year of the grant date, and the remaining one-fourth vesting after the second year, provided however that the options will be subject to earlier vesting under certain events set forth in the 2015 Stock Option Plan, including without limitation a change in control.

(2)
Willard G. McAndrew resigned as Chief Operating Officer and director on October 6, 2016. In connection with his resignation, on September 28, 2016 we entered into a Resignation and Settlement Agreement (the “Resignation Agreement”) with Mr. McAndrew, which agreement became effective on October 5, 2016 (the “Effective Date”). Under the terms and conditions of the agreement, on the Effective Date (i) the entire unvested portion of Mr. McAndrew’s stock options granted pursuant to his Stock Option Agreement dated June 11, 2015 (the “Stock Options”) did not vest and became null and void, amounting to the termination of 750,000 unvested Stock Options, and Mr. McAndrew surrendered for cancellation a total of 250,000 vested Stock Options (valued at $255,000), leaving Mr. McAndrew with 2,000,000 Stock Options at an exercise price of $1.57 per share that he was granted pursuant to the Stock Option Agreement, (ii) the Stock Options were modified to expire on June 11, 2019, and (iii) we owed Mr. McAndrew a total amount of cash compensation of $789,454, all of which was used to exercise a portion of the Stock Options, and accordingly, he was issued a total of 502,837 shares of common stock pursuant to the exercise of the Stock Options, leaving him with 1,497,163 of those Stock Options.

(3)
Of the $789,454 in cash compensation owed to Mr. McAndrew under the Resignation Agreement (see footnote 2 above), $388,942 was for accrued and unpaid salary and bonuses and $400,512 was a severance payment equal to one year of salary plus the cash value of health benefits owed pursuant to his employment agreement.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise, and performance, our company’s overall performance, and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (including without limitation stock and stock option awards) and between annual and long-term compensation.

Employment Agreements

On June 16, 2015, we entered into new five-year employment agreements with each of John Brda, our President and Chief Executive Officer; Willard G. McAndrew, our then Chief Operating Officer; and Roger Wurtele, our Chief Financial Officer. Under the new agreements, which replace and supersede their prior employment agreements, each individual’s salary was increased by 25%, so that the salaries of Messrs. Brda, McAndrew and Wurtele were $375,000, $375,000 and $225,000, respectively, provided these salary increases will accrue unpaid until such time as management believes there is adequate cash for such increases. Also under the new agreements, each individual was eligible for a bonus, at the Compensation Committee’s discretion, of up to two times his salary and be eligible for any additional stock options, as deemed appropriate by the Compensation Committee. Each agreement also provided that if we (or our successor) terminate the employee upon the occurrence of a change in control, the employee will be paid in one lump sum his salary and any bonus or other amounts due through the end of the term of the agreement. Each employment agreement also has a covenant not to compete.

Willard G. McAndrew resigned as Chief Operating Officer and director on October 6, 2016. In connection with his resignation, on September 28, 2016 we entered into a Resignation and Settlement Agreement (the “Resignation Agreement”) under the terms of which his employment agreement terminated—see footnotes 2 and 3 to the “Summary Executive Compensation Table” above. Under the Resignation Agreement, Mr. McAndrew continues to be bound by confidentiality and non-compete provisions (subject to certain modifications) of his terminated employment agreement. Also pursuant to the Resignation Agreement, we agreed to file a registration statement covering the resale of 1,500,000 shares underlying certain outstanding stock options and 900,000 shares underlying warrants he beneficially owns, for a total of 2,400,000 shares—all of which have an exercise price of $2.09. The Resignation Agreement provides mutual release and indemnification provisions, as well as an arbitration provision.

Outstanding Equity Awards at Fiscal Year End

The following table details all outstanding equity awards held by our named executive officers at December 31, 2016:

	Option Awards			Equity Incentive
	Number of		Number of	Plan Awards:
	Securities		Securities	Number of
	Underlying		Underlying	Securities
	Unexercised		Unexercised	Underlying	Option
	Options		Options	Unexercised	Exercise	Option
	(#)		(#)	Unearned Options	Price	Expiration
Name	Exercisable		Unexercisable	(#)	($)	Date

John A. Brda	245,000		-	-	$2.00	9/4/2018
	2,250,000	(1)	750,000 (1)	-	$1.57	6/11/2020

Willard G. McAndrew III	900,000		-	-	$2.09	4/15/2018
	1,500,000	(2)(3)	-	-	$2.09	9/9/2018
	1,497,163	(1)(4)	-	-	$1.57	6/11/2019

Roger Wurtele	300,000	(5)(6)	-	-	$2.09	10/10/2018
	1,125,000	(1)	375,000 (1)	-	$1.57	6/11/2020

(1)
The options were awarded on June 11, 2015. The options were granted under our 2015 Stock Option Plan which plan was approved by stockholders on September 9, 2015. The options are subject to a two-year vesting schedule with one-half vesting on September 9, 2015, one-fourth vesting after one year of the grant date, and the remaining one-fourth vesting after the second year, provided however that the options will be subject to earlier vesting under certain events set forth in the 2015 Stock Option Plan, including without limitation a change in control.

(2)
Mr. McAndrew gifted these options to WMDM Family, Ltd. The general partner and 1% owner of WMDM Family, Ltd. is a limited liability company which is owned by a trust of which Mr. McAndrew is a beneficiary.

(3)	These options were awarded to Mr. McAndrew in September 2013, and vested on January 2, 2014.

(4)
In connection with his resignation in October 2016, (i) the entire unvested portion of Mr. McAndrew’s stock options granted on June 11, 2015 did not vest and became null and void, amounting to the termination of 750,000 unvested stock options, (ii) Mr. McAndrew surrendered for cancellation a total of 250,000 vested stock options, and (iii) the remaining stock options were modified to expire on June 11, 2019.

(5)	Mr. Wurtele gifted these options to Birch Glen Investments Ltd. Mr. Wurtele and his wife together hold a 98% interest in the general partner of Birch Glen Investments Ltd.

(6)	These options were awarded to Mr. Wurtele in October 2013. 100,000 options vested in October 2013 and the remaining 200,000 options vested on January 2, 2014.

Compensation of Directors

We have no standard arrangement pursuant to which directors are compensated for any services they provide or for committee participation or special assignments. We anticipate, however, implementing more standardized director compensation arrangements in the near future.

Summary Director Compensation Table

Compensation to directors during the year ended December 31, 2016 was as follows:

	Fees Earned				Nonqualified
	Paid		Option Awards	Non-Equity	Deferred	All
	in	Stock	Option	Incentive Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (A)	($)	($)	($)	($)	($)

E. Scott Kimbrough	-	-	100,000 (1)	-	-	-	$100,000

R. David Newton		-	100,000 (1)	-	-	-	$100,000

Alexandre Zyngier	-	137,500 (2)	-	-	-	-	$137,500

(A)	Stock Value as applicable is determined using the Black Scholes Method.

(1)
On November 3, 2016, this director was granted $72,728 worth of director compensation payable, at his election, in either (i) stock options under the 2015 Stock Option Plan with an exercise price of $0.97 with the amount of options granted based upon the Black-Scholes pricing model or (ii) shares of common stock at $0.97 per share, which stock issuance would be subject to shareholder approval. The director elected to receive the stock options. The $27,272 balance of the Director Fees was accrued at December 31, 2016.

(2)
In connection with the appointment of Mr. Zyngier on June 15, 2016, the Board of Directors approved paying Mr. Zyngier $100,000 as director compensation, payable, at the election of Mr. Zyngier, either (i) in shares of our common stock, based on a price $0.73 per share, (ii) in cash when funds are deemed available, or (iii) in a combination thereof. It was provided that if Mr. Zyngier elected for us to pay him in common stock, the issuance of such shares would be subject to stockholder approval. Mr. Zyngier elected to receive the entire $100,000 in common stock (amounting to 136,986 shares). Stockholders approved the issuance on December 8, 2016. Additionally, in October 2016, our Board of Directors formed a special committee called the “Litigation Committee,” appointed Mr. Zyngier to that committee, and approved compensating Mr. Zyngier for his role with the Litigation Committee by paying him up to $150,000 over four quarters, with the first quarterly payment of $37,500 being made on October 11, 2016 and $37,500 being payable at the beginning of each three months thereafter that certain litigation is not settled or otherwise resolved, up to a maximum amount of $150,000. Each payment was to either be paid in cash or common stock at our election. For a stock payment, the amount of shares of common stock issued would be based on the closing price of our common stock on the day of the payment. On December 8, 2016, stockholders approved giving the Company authority to make these payments in stock. Immediately after the December 8, 2016 meeting of stockholders, the Board of Directors held a meeting, at which Mr. Zyngier and the Board discussed placing vesting restrictions on all the above shares described in this footnote, and accordingly such shares were not immediately issued. Subsequently in January 2017, the Board and Mr. Zyngier agreed on what the vesting restrictions would be and we issued him the 136,986 shares in connection with his directorship and 47,504 shares in lieu of the cash payment of $37,500 that was payable to Mr. Zyngier on October 11, 2016 in connection with his role on the Litigation Committee. As of the date of this report, none of these shares have vested.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended December 31, 2016, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2016, with the exception of (i) a Form 4 filed late by E. Scott Kimbrough, (ii) a Form 4 filed late by R. David Newton, (iii) a Form 4 filed late by Gregory McCabe, and (iv) a Form 3 filed late by Alexandre Zyngier.

Certain Relationships and Related Transactions

On April 1, 2015, Sawtooth Properties, LLLP (“Sawtooth”), lent us $150,000 pursuant to a convertible promissory note due September 30, 2015. Robert Kenneth Dulin is the Managing Partner and majority owner of Sawtooth. The Sawtooth note bearing interest at the rate of 12% per annum, with all principal and interest due in one lump-sum. At Sawtooth’s election, outstanding principal on the note is convertible into shares of our common stock at a conversion price of $0.25 per share. Accordingly, the principal on the note is convertible into up to 600,000 shares of common stock. As part of the transaction, we also issued Sawtooth 150,000 three-year warrants to purchase common stock at an exercise price of $0.50 per share. Sawtooth converted the note into common stock in September 2015.

In April 2015, Pandora Energy, LP ("Pandora"), an entity of which Mr. Dulin is the General Partner and holds a 50% pecuniary interest, paid $500,000 towards a proposed purchase of a working interest in certain of our oil and gas properties. As part of the transaction, on May 4, 2015 we issued Pandora 250,000 three-year warrants with an exercise price of $0.50 per share. As part of the final terms and conditions of Pandora’s purchase of the working interest, on July 1, 2015 we issued Pandora 500,000 three-year warrants with an exercise price of $2.31 per share. Of these 500,000 warrants, 250,000 are exercisable on September 30, 2015 and the remaining 250,000 are exercisable on December 31, 2015.

On August 6, 2015, Green Hill Minerals, LLC (“Green Hill Minerals”) loaned us $250,000, which was repaid with $4,521 in interest on September 30, 2015. Green Hill Minerals is owned by sons of Gregory McCabe, our Chairman. In connection with the loan, we issued Green Hill Minerals a three-year warrant to purchase 100,000 shares of common stock at an exercise price of $1.73 per share.

On February 15, 2016, we entered into a consulting service agreement with Green Hill Minerals, LLC. As compensation for the consulting services provided under the agreement, we agreed to issue Green Hill Minerals 115,000 shares of common stock at signing, 115,000 shares of common stock 90 days from signing, 115,000 shares of common stock 180 days from signing and 115,000 shares of common stock 270 days from signing. Also under the agreement, we issued Green Hill Minerals 1,700,000 four-year warrants to purchase shares of common stock at an exercise price of $0.70 per share, vesting as follows: 425,000 warrants at signing, 425,000 warrants 90 days from signing, 425,000 warrants 180 days from signing and 425,000 warrants 270 days from signing.

On March 31, 2016, Mr. McCabe made a short term, non-interest bearing loan to us of $500,000. We repaid the loan in full on April 29, 2016.

Effective April 4, 2016, our subsidiary, Torchlight Energy Inc., acquired from McCabe Petroleum Corporation (“MPC”) a 66.66% working interest in approximately 12,000 acres in the Midland Basin in exchange for 1,500,000 warrants to purchase our common stock at an exercise price of $1.00 for five years, and a back-in after payout of a 25% working interest to MPC. Gregory McCabe is the sole owner of MPC.

On January 30, 2017, we and our wholly-owned subsidiary, Torchlight Acquisition Corporation, a Texas corporation (“TAC”), entered into and closed an Agreement and Plan of Reorganization and Plan of Merger with Line Drive Energy, LLC, a Texas limited liability company (“Line Drive”), under which agreements TAC merged with and into Line Drive and the separate existence of TAC ceased, with Line Drive being the surviving organization and becoming our wholly-owned subsidiary. Line Drive, which was wholly-owned by Gregory McCabe, owned certain assets and securities, including approximately 40.66% of 12,000 gross acres in the Hazel Project and 521,739 warrants to purchase our common stock (which warrants had been assigned by Mr. McCabe to Line Drive). Under the merger transaction, our shares of common stock of TAC converted into a membership interest of Line Drive, the membership interest in Line Drive held by Mr. McCabe immediately prior to the transaction ceased to exist, and we issued Mr. McCabe 3,301,739 restricted shares of common stock as consideration therefor. Immediately after closing, the 521,739 warrants held by Line Drive were cancelled, which warrants had an exercise price of $1.40 per share and an expiration date of June 9, 2020. A Certificate of Merger for the merger transaction was filed with the Secretary of State of Texas on January 31, 2017.

Also on January 30, 2017, our wholly-owned subsidiary, Torchlight Energy, Inc., a Nevada corporation (“TEI”), entered into and closed a Purchase and Sale Agreement with Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone”) which is wholly-owned by Gregory McCabe. Under the agreement, TEI acquired certain of Wolfbone’s Hazel Project assets, including its interest in the Flying B Ranch #1 well and the 40 acre unit surrounding the well, for consideration of $415,000, and additionally, Wolfbone caused to be cancelled a total of 2,780,000 warrants to purchase our common stock, including 1,500,000 warrants held by McCabe Petroleum Corporation, an entity owned by Mr. McCabe, and 1,280,000 warrants held by Green Hill Minerals, an entity owned by Mr. McCabe’s son, which warrant cancellations were effected through certain Warrant Cancellation Agreements. The 1,500,000 warrants held by McCabe Petroleum Corporation had an exercise price of $1.00 per share and an expiration date of April 4, 2021. The warrants held by Green Hill Minerals included 100,000 warrants with an exercise price of $1.73 and an expiration date of September 30, 2018 and 1,180,000 warrants with an exercise price of $0.70 and an expiration date of February 15, 2020.

After the above transactions, our then total ownership in the Hazel Project increased to a 74% working interest across all 12,000 gross acres.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of June 22, 2017, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, (iv) all of our directors and executive officers as a group and (v) each of our nominees for election to the Board of Directors.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093.  We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 59,925,559 shares of common stock outstanding at June 22, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 22, 2017 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of June 22, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Shares Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class

John A. Brda	5,813,322	(1)	9.20
President, CEO, Secretary and Director

Gregory McCabe	11,148,390	(2)	18.58
Director (Chairman of the Board)

Roger N. Wurtele	1,810,000	(3)	2.93
Chief Financial Officer

E. Scott Kimbrough	158,884	(4)	*
Director

R. David Newton	158,884	(5)	*
Director

Alexandre Zyngier	-		*
Director

Michael J. Graves	125,000		*
Nominee

All directors and executive officers as a group (6 persons)	19,031,454		29.65

Robert Kenneth Dulin (6)	4,351,381	(6)	7.05

Willard G. McAndrew III	3,993,046	(7)	6.26

(1)
Includes 2,568,322 shares of common stock held by the John A. Brda Trust (the “Trust”). Mr. Brda is the settlor of the Trust and reserves the right to revoke the Trust without the consent of another person. Further, he is the trustee of the Trust and exercises investment control over the securities held by the Trust. Also includes stock options that are exercisable into 3,245,000 shares of common stock, held individually by Mr. Brda.

(2)
Includes (a) 10,264,335 shares of common stock held individually Mr. McCabe; and (b) securities held by G Mc Exploration, LLC (“GME”), including (i) 797,099 shares of common stock and (ii) 86,956 shares issuable upon exercise of warrants. Mr. McCabe may be deemed to hold beneficial ownership of securities held by GME as a result of his ownership of 50% of the outstanding membership interests of GME.

(3)
Includes 10,000 shares of common stock and stock options that are exercisable into 1,500,000 shares of common stock held individually by Mr. Wurtele. Also includes stock options held by Birch Glen Investments Ltd. that are exercisable into 300,000 shares of common stock. Mr. Wurtele and his wife together hold a 98% interest in the general partner of Birch Glen Investments Ltd., and Mr. Wurtele shares voting and investment authority over the shares held by Birch Glen Investments Ltd. Additionally, the general partner and 1% owner of WMDM Family, Ltd. (see footnote “(7)” below) is a limited liability company which is owned by a trust of which Mr. Wurtele is the trustee. Securities held by WMDM Family, Ltd. are not included, however, because Mr. Wurtele is not deemed to have voting or investment authority over the shares held by WMDM Family, Ltd. Mr. Wurtele disclaims beneficial ownership of shares held by WMDM Family, Ltd.

(4)	Includes stock options that are exercisable into 158,884 shares of common stock held individually by Mr. Kimbrough.

(5)	Includes stock options that are exercisable into 158,884 shares of common stock held individually by Mr. Newton.

(6)
Includes (a) securities held individually by Robert Kenneth Dulin, including (i) 27,000 shares of common stock and (ii) warrants that are exercisable into 150,000 shares of common stock; (b) 243,360 shares of common stock held in trust for the benefit of immediate family members of Mr. Dulin; (c) securities held by Sawtooth Properties, LLLP (“Sawtooth”), including (i) 892,258 shares of common stock and (ii) warrants that are exercisable into 234,745 shares of common stock; (d) securities held by Black Hills Properties, LLLP (“Black Hills”), including (i) 612,099 shares of common stock, and (ii) warrants that are exercisable into 189,956 shares of common stock; (e) securities held by Pine River Ranch, LLC (“Pine River”), including (i) 801,939 shares of common stock and (ii) warrants that are exercisable into 450,024 shares of common stock; and (f) securities held by Pandora Energy, LP (“Pandora”), including warrants that are exercisable into 750,000 shares of common stock. Mr. Dulin is trustee/custodian of each of the trusts and/or accounts referenced in “(b)” above and has voting and investment authority over the shares held by them. Mr. Dulin is the Managing Partner of Sawtooth Properties, LLLP, the Managing Partner of Black Hills, the Managing Member of Pine River, and the General Partner of Pandora, and he has voting and investment authority over the shares held by each entity. Mr. Dulin’s address is 8449 Greenwood Drive, Niwot, Colorado, 80503. The information herein is based in part on information provided to us by Mr. Dulin, and accordingly, we are unable to verify the accuracy this information.

(7)
Includes 95,883 shares of common stock and stock options that are exercisable into 1,497,163 shares of common stock held individually by Mr. McAndrew. Also includes securities held by WMDM Family, Ltd., including warrants that are exercisable into 900,000 shares of common stock and stock options that are exercisable into 1,500,000 shares of common stock. The general partner and 1% owner of WMDM Family, Ltd. is a limited liability company of which Mr. McAndrew is the manager. He has voting and investment authority over the shares held by WMDM Family, Ltd. The information herein is based in part on information provided to us by Mr. McAndrew, and accordingly, we are unable to verify the accuracy this information.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Briggs & Veselka Co. as our independent registered public accounting firm for the current fiscal year. Briggs & Veselka Co. has served as our independent registered public accounting firm continuously since January 2017. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in selecting Briggs & Veselka Co. for the fiscal year ending December 31, 2017. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. We do not anticipate a representative from Briggs & Veselka Co. to be present at the meeting.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice. In the event the selection of Briggs & Veselka Co. as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Audit Committee to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2017. Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BRIGGS & VESELKA CO. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 15, 2016, Calvetti Ferguson (“Calvetti”) resigned as our independent registered public accounting firm. Calvetti informed us that its resignation was in connection with its recently adopted business decision to discontinue auditing all public company clients that file Form 10-K’s.

Neither of Calvetti’s reports on the financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports for the fiscal years ended December 31, 2015 and December 31, 2014 contained an explanatory paragraph with respect to the uncertainty about our ability to continue as a going concern.

During our two most recent fiscal years or any subsequent interim period preceding the resignation of Calvetti, there have been no disagreements with Calvetti on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Calvetti, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years or any subsequent interim period preceding the resignation of Calvetti, none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while Calvetti was engaged.

We previously provided Calvetti a copy of the current report on Form 8-K that disclosed its resignation and additional statements above and requested that Calvetti furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Calvetti agrees with the statements. We received the requested letter from Calvetti stating that it agrees, a copy of which is filed as Exhibit 16.1 to that Form 8-K (as filed with the SEC on December 19, 2016).

On January 10, 2017, we engaged Briggs & Veselka Co. (“Briggs & Veselka”) as our new independent registered public accounting firm.

During our two most recent fiscal years and through the interim period through January 10, 2017, neither we nor anyone on our behalf consulted Briggs & Veselka regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by Briggs & Veselka to us that Briggs & Veselka concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

Disclosure about Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided by our former auditor, Calvetti Ferguson, during the years ended December 31, 2016 and 2015. Briggs & Veselka Co. were engaged in 2017 for our year end December 31, 2016 audit. No payments were made to Briggs & Veselka Co. before December 31, 2016.

	2016	2015
Audit Fees(1)	$73,968	$101,758
Audit Related Fees(2)	26,280	-
Tax Fees(3)	22,035	39,680
All Other Fees	450	-

Total Fees	$122,733	$141,438

(1)      Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.
(2)      Audit Related Fees: This category consists of the aggregate fees billed for assurance and related services by our independent consultant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(3)      Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent consultant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

For the fiscal years ended December 31, 2016 and 2015, all audit services, audit-related services,  as described above, were provided to us based upon prior approval of the Audit Committee and/or Board of Directors.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation of Torchlight Energy Resources, Inc. currently authorize a total of 110,000,000 shares of capital stock, par value $0.001, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Board of Directors has approved, subject to approval by our stockholders, an amendment to the Articles of Incorporation to increase our authorized common stock by 50,000,000 shares. The amendment is reflected in the form of Certificate of Amendment to Articles of Incorporation which is annexed to this Proxy Statement as Exhibit A. If the amendment to the Articles of Incorporation is approved, we will have a total of 160,000,000 authorized shares of capital stock, par value $0.001, consisting of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock.

The primary purpose of increasing the authorized number of shares of common stock is to increase the number of shares available for general corporate purposes, including, without limitation, capital raising and merger and acquisition opportunities. The Board of Directors has made no decisions or commitments with respect to the use of the requested shares of common stock. We believe that the adoption of Proposal 3 will provide us with increased flexibility and permit us to take advantage of opportunities as they arise.

During the past several years, we have pursued numerous acquisitions of additional acreage and instituted expanded development plans that we have funded primarily with proceeds from offerings of our securities and/or with direct issuances of our securities to property owners and operators. We have also been dependent on proceeds from securities offerings to provide funds for working capital and other general corporate purposes. We currently have 59,925,559 shares of common stock outstanding, and on a fully-diluted basis have a total of approximately 80.2 million shares outstanding or reserved, leaving only approximately 19.8 million shares for future issuances if this Proposal 3 is not approved.

The issuances of a substantial number or our equity securities will result in dilution or the potential for dilution to our current stockholders. Adoption of this Proposal 3 will increase this risk. We believe, however, that our acquisitions and development programs are instrumental to our future success. Accordingly, the increase in our authorized common stock represented by this Proposal 3 is necessary to ensure we will be able to continue to fund strategic acquisitions if and when they become available and, if required, fund the development of our existing and future properties. If this proposal is not approved, our ability to fund future acquisitions and development activities could be adversely affected. For all the foregoing reasons, we believe that Proposal 3 is in the best interests of the company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZE SHARES OF COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office described under Proposal 1.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2018 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2018 Annual Meeting of Stockholders must present the proposal to us at our principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attn: President, by March 12, 2018 for the proposal to be eligible for inclusion in our proxy statement. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2018 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year's Annual Meeting.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

John A. Brda
Dated: July __, 2017	President, Chief Executive Officer and Director

EXHIBIT A

BARBARA K. CEGAVSKESecretary of State204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520(775) 684 5708Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of corporation:

Torchlight Energy Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is deleted and replaced in its entirety with the following:

“The total number of shares of stock that the Corporation will have authority to issue is 160,000,000, consisting of 150,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

____________ shares of common stock

4. Effective date of filing: (optional) ________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*
 If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

  1

PROXY
TORCHLIGHT ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON AUGUST 17, 2017

The undersigned hereby appoints John A. Brda and Gregory McCabe, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Torchlight Energy Resources, Inc. (the “Company”) held of record by the undersigned on June 22, 2017, at the Annual Meeting of Stockholders to be held on August 17, 2017, at 10:00 a.m. (Central Time) at the Marriott at Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024, and at any adjournments thereof. Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR APPROVAL IN NUMBER 3, AND FOR APPROVAL IN NUMBER 4.

1.
ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

☐	FOR all nominees listed below except as marked to the contrary.	☐	WITHHOLD authority to vote for all nominees below.
John A. Brda
Gregory McCabe
E. Scott Kimbrough
R. David Newton
Alexandre Zyngier
Michael J. Graves

2.
PROPOSAL TO RATIFY THE SELECTION OF BRIGGS & VESELKA CO. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.
PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.
IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by authorized person. If a corporation or other business entity, please sign in full corporate name by President or other authorized officer.

NUMBER OF
SIGNATURE:_____________________________________________
SHARES OWNED
PRINTED NAME:_________________________________________
_______________
DATE: ________________________________________________

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 17, 2017.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com